Exhibit 23.1

Bartolomei Pucciarelli, LLC
2564 Brunswick Pike
Lawrenceville, NJ 08648

Consent of Independent Registered Public Accounting Firm

BioNeutral Group, Inc.
Newark, NJ

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of BioNeutral Group, Inc. of our report dated March 17, 2010, relating to the October 31, 2009 consolidated financial statements, which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Bartolomei Pucciarelli, LLC
Lawrenceville, NJ

February 15, 2011